Exhibit 10.2

CONFLICTS OF INTEREST, USURPATION OF CORPORATE OPPORTUNITY &

CODE OF CONDUCT POLICY

Introduction

BCB Bank and BCB Bancorp, Inc. (collectively, the “Bank”) is judged by the collective and individual performance of its directors, officers and employees. We must recognize that our first duty to our depositors and clients is to act in all matters in a manner that merits public trust and confidence. Basic to this obligation is the requirement that every director, officer and employee comply with all applicable laws and regulations. Each director, officer, employee and other “affiliated person” of the Bank as defined below has a fundamental duty to avoid placing himself or herself in a position which creates, or which leads to or could lead to, a conflict of interest. For this reason, this policy is being published as a guideline for all directors, officers and employees of the Bank. While this policy is not all-inclusive, the policies set forth herein must be followed in conjunction with good judgment and basic principles of sound banking. The fact that a conflict is not specifically limited or prohibited by this policy should not be viewed as tacit approval thereof. When any law or regulation seems unclear or ambiguous, directors, officers and employees are urged to consult with the executive management of the Bank to seek assistance in determining lawful and ethical procedures. This policy applies to all directors, officers, employees and other affiliated persons of the Bank. Any director, officer or employee of the Bank who intentionally violates this Policy will be subject to sanctions and enforcement activities.

Definitions

As used in this Policy, the following terms have the following definitions: Affiliated person. The term “affiliated person” means the following:

1.	A director, officer, or controlling person of the Bank as defined herein;

2.	A spouse of a director, officer or controlling person of the Bank;

3.	A New Jersey civil union partner or domestic partner of a director, officer or controlling person of the Bank; and

4.	A member of the immediate family of a director, officer, or controlling person of the Bank, who has the same home as such person.

Controlling person: The term “controlling person of the Bank” means the following: Any person or entity which, either directly or indirectly, or acting in concert with one or more other persons or entities, owns, controls, or holds with power to vote, or holds proxies representing, 10 percent or more of the voting shares of the Bank; or controls in any manner the election or appointment of a majority of the directors of the Bank. However, a director of the Bank will not be deemed to be a controlling person of the Bank based upon his or her voting, or acting in concert with other directors in voting, proxies:

1.	obtained in connection with an annual solicitation of proxies, or

2.

obtained from savings deposit holders and borrowers if such proxies are voted as directed by a majority vote of the entire Board of Directors of the Bank, or of a committee of such directors if such committee’s composition and authority are controlled by a majority vote of the entire Board of Directors and if its authority is revocable by such a majority.

Immediate family: The term “immediate family” of any natural person means the following (whether by the full or half blood or by adoption):

1.	Such person’s spouse, father, mother, children, brothers, sisters and grandchildren.

2.	The father, mother, brothers and sisters of such person’s spouse; and

3.	The spouse of a child, brother, or sister of such person.

Conflict of Interest

Policy: The term “conflict of interest” describes any circumstances that could cast doubt on the ability of the directors, officers, and employees to act objectively with regard to the interest of the Bank. The essence of this policy concerning conflicts of interest is that individuals should not use their positions with, or the assets or influence of, the Bank for personal advantage or for the advantage of others; they should at all times act in the best interests of the Bank. Directors, officers and employees should not perform any service of a directive or managerial nature for any competitor nor should they represent the Bank in any transaction in which they or a close relative have a financial interest. All Bank employees are expected to comply with both the letter and spirit of all laws, regulations and Bank policies relating to conflict of interest.

Directors, officers, and employees of the Bank have a duty to be free from the influence of any conflicting interests when they represent the Bank in any business dealings, or make any recommendations, which may influence an action of the Bank.

It is impractical to try to foresee or define with precision every situation, which might be considered a conflict of interest relationship. Generally, a conflict of interest exists when an obligation or a situation resulting from a director, officer, or employee’s personal activities or financial affairs could possibly adversely influence his or her judgment in the performing of his or her related duties to the Bank. A conflict of interest can arise when a director, officer, employee or member of his or her immediate family of his or her employer has a financial or other interest in a client, borrower, supplier, or other person or Bank that does business with the Bank. There may well be cases in which an apparent conflict of interest is more theoretical than real, but is important to resolve such doubtful cases promptly. A director, officer, or employee who has any concern about his or her position in a particular case should make a timely disclosure of the facts in consultation with the responsible supervisory personnel of the Bank or the Chairman of the Board and/or Chief Executive Officer and/or President of the Bank. Any transaction in which a conflict of interest arises must be approved in advance by a resolution duly adopted, with full disclosure, by the Board of Directors of the Bank with no director having an interest in the transaction voting.

Activities and Conflicts of Interest Affecting the Bank: The following are examples of transactions for which a conflict of interest may be present. This list is not all-inclusive.

1.

Limitations on Preferential Terms for Loans. No employee or affiliated person of the Bank shall, directly or indirectly, receive a loan from the Bank or sell a loan to the Bank, on preferential terms and conditions. All loans by the Bank to employees and affiliated persons shall be made in the ordinary course of business, which do not exceed the loan amount, which would be available to members of the general public of similar credit status applying for loans. Subject to the foregoing conditions, any loan to an employee or affiliated person shall be limited to the following types:

a.	Loans secured by the principal residence of the affiliated person or employee;

b.	Loans secured by the savings accounts maintained by the affiliated person or employee at the Bank;

c.

Loans for constructing, adding to, improving, altering, repairing, equipping, or furnishing the principal residence of the affiliated person or employee, loans in the form of overdraft protection for NOW accounts, loans for payment of educational expenses, consumer loans, and extensions of credit in connection with credit cards to affiliated persons or employees; and

d.	Other loans to Executive Officers, which do not exceed an aggregate of $100,000.

e.

It is the Bank’s policy not to issue loans to any director, executive officer, or insider. This includes both commercial loans as well as residential and consumer loans. Certain loans made prior to the implementation of this policy have been grandfathered-in. Employees who are not directors, executive officers, or insiders are exempt from this policy.

2.	Securities of Affiliates. The Bank may not invest, either directly or indirectly, in the stock, bonds, notes, or other securities of any affiliated person or entity.

3.	Repurchase Agreements. The Bank may not directly or indirectly purchase securities under a repurchase agreement from any affiliated person or entity.

4.	Loan Transactions with Third Persons. The Bank may not, directly or indirectly:

a.

Make any loan to, or purchase (other than through a secondary market) a loan made to any third party on the security of real property purchased from any affiliated person or employee of the Bank, unless the property was a single family dwelling owned and occupied by the affiliated person or employee as his or her personal residence;

b.	Make a loan to, or purchase a loan made to, any third party secured by real property with respect to which any affiliated person or employee of the Bank holds a security interest;

c.	Accept the stock, bonds, notes, or other securities of any affiliated person/entity or employee of the Bank as security for a loan to any third party made or purchased by the Bank;

d.	Maintain a compensating balance with respect to a loan made by any affiliated person/entity or employee of the Bank; or

e.	Enter into any guarantee arrangement or make any take-out commitment with respect to a loan made by any third party to any affiliated person or employee of the Bank.

f.

Notwithstanding paragraph (a) through (e), transactions of the type that would be permissible under the standards described in 12 C.F.R. 250.250 (Applicability of section 23A of the Federal Reserve Act to a member State bank’s purchase of, or participation in, a loan originated by a mortgage banking affiliate) shall not be prohibited.

5.

Outside Activities. No officer or employee shall have an outside interest or activity which will (i) materially encroach on the time or attention which should be devoted to his or her corporate duties; (ii) adversely affect the quality of work performed; (iii) compete with the Bank’s activities;

(iv) involve any, significant use of the Bank’s employees, equipment, supplies or facilities; (v) infer sponsorship or support by the Bank of the outside activity, interest or organization; or (vi) adversely affect the good name or reputation of the Bank.

6.

Real Estate Activities. The Bank shall not, directly or indirectly, purchase or lease from, jointly own with, sell or lease to, any affiliated person or employee of the Bank any interest in real or personal property unless the transaction is determined by the applicable regulatory body to be fair to, and in the best interests of, the Bank as determined by the Board of Directors. Transactions permitted this paragraph shall— (i) Receive prior written approval of the applicable regulatory body indicating that the terms of such transactions are fair to, and in the best interest of, the Bank; (ii) Be supported by an independent appraisal not prepared by an affiliated person or employee of the Bank; and (iii) Be approved in advance by a resolution duly adopted with full disclosure by at least a majority (with no director having an interest in the transaction voting) of the entire Board of Directors of the Bank (or alternatively by a majority of the total votes eligible to be cast by the voting members of the Bank at a meeting called for such purpose, with no votes cast by proxies not solicited for such purpose). Full disclosure must include the affiliated person’s source of financing for the real property involved whether the Bank has a deposit relationship with any financial institution or holding Bank affiliate thereof providing the financing.

7.

Fiduciary Appointments. No director*, officer or employee shall act as agent or attorney-in-fact (including signer or cosigner) on a client’s account, unless the client is a member of his or her immediate family, without the prior consent of the Board of Directors as described above with exception of a nonprofit religious, civic, community, or educational organization and the director, officer or employee is a non-compensated volunteer and the relationship is one of community service. *In the case of an independent member of the Board of Directors, it is acceptable to accept fiduciary appointments if it is a legitimate function of the director’s outside line of business.

8.

No Self Dealings. No director, officer or employee shall handle his or her personal or business matters (or those for his or her family) as a representative of the Bank. The Bank must be represented by an unrelated officer who is a superior (rather than a subordinate) to the officer or employee involved in the transaction.

9.

Outside Directorships, Partnerships, Sole Proprietorships. Prior approval of the Board of Directors is required before an officer or employee accepts a position as a director or officer of a corporation. The only exceptions to this requirement are services as a director or officer of: (i) an affiliate of the Bank; (ii) purely social, civic, religious, or philanthropic institutions. No director or lending officer shall make or approve loans to companies in which he or she has an interest as a director, officer, employee, controlling person or partner or in which a member of his or her immediate family has such an interest.

10.

Confidential Information Obtained. Confidential information pertaining to the Bank or its clients, suppliers and employees is to be used solely for corporate purposes and may not be utilized for personal gain by any director, officer or employee. In no case shall confidential information be transmitted to persons outside of the Bank who do not have a legitimate need to know such information.

11.

Church, Charitable, Educational, Fraternal or Other Civic Affairs. Directors, officers and employees are encouraged to take part in religious, charitable, educational, fraternal, or other civic activities as long as such activities do not adversely affect one’s ability to perform one’s corporate duties. However, no officer or employee of the Bank shall act as treasurer or investment advisor for political subdivisions or school districts, without prior consent of the Board of Directors as described above.

12.

Borrowing from Clients. Officers or employees shall not borrow from clients, brokers, or suppliers of the Bank other than recognized lending institutions. The term “borrow” does not include a purchase from a client or supplier resulting in an extension of credit in the normal course of business, such as a department store. Under no circumstances shall an officer or employee lend his or her personal funds to a client or supplier of the Bank.

13.	Giving Advice to Clients.

a.

Legal Advice. In many cases, discussions with clients may lead to a request that the director, officer, or employee makes statements, which may relate to the legality of a proposed transaction or matter. Therefore, extreme care must be exercised in discussions with clients to avoid saying anything that might be interpreted as legal advice.

b.

Tax and Investment Advice. No director, officer or employee shall provide a client advice on matters concerning tax action or in the preparation of tax returns, or in investment decisions, except as may be necessary or appropriate in the performance of a fiduciary duty or as otherwise required in the ordinary course of his or her duties.

c.

Recommending Other Firms to Clients. Directors, officers and employees are not to recommend attorneys, accountants, real estate agents, and the like to clients unless in every case several names are given without indicating favoritism.

d.

The guidance and limitations presented in this Section 13 (Giving Advice to Clients) is not intended to limit or restrict a Director engaging in his or her professional occupation, trade or business (such as an accountant, lawyer or investment advisor) which may involve providing such services, advice or third-party referrals to members of the general public, provided that such Director discloses to such clients or stockholders of the Bank or the Bank that such information is being provided solely based upon the client’s or stockholder’s relationship with the Director in the Director’s professional capacity and not as a Director of the Bank or the Bank, and that such disclosure is understood and acknowledged by the client or stockholder. If such client or stockholder is unable to understand or acknowledge that such advice is not being presented by the Director as a representative of the Bank or the Bank, then the Director should refrain from providing such advice.

14.	Political Activity and Use of Corporate Funds.

a.

The Bank encourages directors, officers and employees to take an active interest in political and governmental affairs, to make contributions of time and funds to political candidates directly and to keep themselves well informed concerning political issues and candidates. However, in all cases of participation in such activities, a director, officer and employee must act as an individual and not as a representative of the Bank.

b.

Although recent decisions have liberalized some of the restraints on Banks and corporations supporting political action committees (“PACs”), it remains absolutely illegal to use corporate funds for the purpose of making contributions to political candidates for federal/public office. Use of corporate funds or assets for political purposes is subject to criminal laws of the Federal Government. Management of the Bank considers any use of corporate funds or assets as a breach of a director’s, officer’s, or employee’s responsibilities to the Bank and such effort will be grounds for immediate dismissal.

c.

In addition, management construes the law so that the use of corporate funds or assets for political contributions shall include time spent by an employee during normal working hours (if he or she continues to be paid during such time), the use of Bank equipment, office space, or clerical help, as well as cash contributions. Very careful control must be maintained by each director, officer and employee to ensure that there are no such uses of corporate funds or materials.

d.

Payment of money or other item of value, whether direct or indirect, to any government official, Bank financial personnel, contractor, salesman, purchasing agent or other business connection designed to influence such person’s judgment, decisions or actions in connection with any corporate or banking activity is absolutely prohibited. Management will regard any effort either to give or to receive any such payment as grounds for immediate dismissal. Such action may also give rise to criminal prosecution under applicable law.

15.	Joint Ventures. The Bank will not enter into any joint venture activities without first obtaining competitive bids from potential joint venture partners.

16.	Business with Borrowers. The Bank will not conduct business with any borrowers of the Bank without first obtaining competitive bids from unrelated parties.

17.

Loan Procurement Fees. No affiliated person or employee of the Bank may receive, either directly or indirectly, from the Bank or any other source, any fee or any other compensation of any kind in connection with the procurement of any loan from the Bank.

18.

Transactions with Affiliated Persons — List. The Compliance Officer (under Regulation O) shall maintain a list of known affiliated persons of the Bank, and shall review on at least an annual basis the status of all existing transactions with affiliated persons and all new transactions with affiliated persons. The Board of Directors shall identify any members of the Board of Directors that have potential for conflicts of interest due to outside employment or business affiliations, and each member of the Board of Directors is urged to assist the Board of Directors in identifying potential conflicts of interest by regularly reviewing circumstances that may give rise to such potential conflicts of interest.

Usurpations of Corporate Opportunity

The Board of Directors will periodically review the Bank’s business and the investment powers afforded by Federal and State law, and it will define the types of transactions in specified geographic areas, which will be considered as potential opportunities for the Bank. Any director, officer or employee who wishes to take personal advantage of an opportunity that might otherwise be advantageous for the Bank and is consistent with the Bank’s geographic market of business strategy, must first seek permission of the Board of Directors. If the Board determines that a potential opportunity exists for the Bank, the Bank will not direct, refer or permit persons covered by this Policy to take advantage of that business opportunity for their own personal profit, unless and until the Board of Directors of the Bank has rejected the opportunity as a matter of sound business judgment, with any interested director(s) not voting. In acting on such a matter, the Board of Directors shall receive a full and fair presentation of the facts and shall take into consideration such factors as the Bank’s financial resources, the risks entailed, and the projected profitability of the opportunity.

Ethical Practices

Introduction:

1.

It is the policy of the Bank to adhere to the highest moral and ethical standards in conducting its business. This includes compliance with all laws and regulations relating to its operations and respect for the confidentiality of information.

2.

All confidential business information relating to the Bank is to be used solely for the purposes of the Bank and is not to be provided to unauthorized persons or used for the purpose of furthering a private interest or making a personal profit. All material non-public information concerning the securities, financial condition, earnings or activities of the Bank is to remain confidential until fully and properly disseminated to the public. Examples of areas of particular sensitivity are current interim earnings figures or trends and new products and services. It is equally important that confidentiality of client’s records be maintained. Inappropriate use of such information is damaging not only to the client but to the Bank as well.

Bank Bribery Statute: Consistent with the Bank bribery statute, directors, officers and employees of the Bank are prohibited from:

1.	Soliciting for themselves or for a third party (other than the Bank) anything of value from anyone in return for any business, service, or confidential information of the Bank.

2.	Accepting anything of value (other than authorized compensation) from any person or Bank in connection with the business of the Bank, except for the following:

a.

Gifts, gratuities, amenities, or favors based on obvious family or personal relationships (such as those between parents, children or spouse) where the circumstances make it clear that it is those relationships rather than the business of the Bank that are the motivating factors;

b.	Meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion the purpose of which is to hold bona fide business discussions regarding the Bank.

c.

Loans from other financial institutions on customary terms to finance proper and usual activities of the Bank’s directors, officers and employees, such as home mortgage loans, and automobile loans, except where prohibited by law.

d.	Advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars, and similar items.

e.	Discounts or rebates on merchandise or services that do not exceed those available to other clients.

f.	Gifts of modest value that are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, Christmas, etc.

g.	Civic, charitable, educational, or religious organizational awards for recognition of service and accomplishments.

Any exception to the above must be made in writing on the basis of a full written disclosure of all relevant facts and be consistent with the Bank bribery statute. Disclosure of any offers of something of value beyond what is authorized in this policy must also be made by each director, officer and employee. Such disclosure must be submitted in writing to the Bank’s Corporate Secretary for review and approval.

Notice of Sanctions

Notice: Directors, officers and employees of the Bank shall hereby be put on notice that violations of Bank policies concerning conflicts of interest and usurpations of corporate opportunity jeopardize the good standing and financial health of the Bank and that such violations will be regarded by the Board with utmost concern. Directors who are found to have violated these polices and/or applicable statutes or regulations shall be required (i) to return to the Bank any benefits received and/or (ii) to resign from the Board or whatever other sanctions the Board deems appropriate. Officers who are found to have violated these regulations (i) may be required to return to the Bank any benefits received and (ii) shall be subject to dismissal or whatever other sanctions the Board deems appropriate. A copy of this Policy shall be given to all directors, officers and employees at the time of this initial appointment to the position.

Disclosure of Conflicts: Directors, officers and employees shall be encouraged to bring any known or potential conflicts or usurpations to the attention of the Board of Directors, or if appropriate, to the Internal Auditor.

Matters Not Covered by this Statement: The Board recognizes that it is impossible to define every practice that could constitute a violation of Bank policy. The omission of a specific reference to an act or omission that violates Bank policy shall not be regarded as approval of such act or omission.